Exhibit 99.1
 CONSENT OF IHS MARKIT.
We hereby consent to the references to our company’s name in the 2017 Annual Report on Form 10-K for the Year Ended December 31, 2017 (the “Annual Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company in the Annual Report from the Proppant IQ Proppant Market Analysis 2017 Q4 release, published November 2017. We also hereby consent to the filing of this letter as an exhibit to the Annual Report.

IHS MARKIT

By:	/s/ Pritesh Patel
	Name:	Pritesh Patel
	Title:	Director of Consulting
February 21, 2018